Exhibit 99.1

NEWS RELEASE

May 7, 2009

NASDAQ OMX ANNOUNCES FIRST QUARTER 2009 RESULTS

–OPERATING INCOME INCREASES 25% TO $166 MILLION ($133 MILLION IN Q108)–

New York, N.Y.—The NASDAQ OMX Group, Inc. (“NASDAQ OMX®”; NASDAQ: NDAQ) today reported net income of $94 million, or $0.44 per diluted share, for the first quarter of 2009 compared with net income of $121 million, or $0.69 per diluted share, in the first quarter of 2008, and with net income of $35 million, or $0.17 per diluted share, in the fourth quarter of 2008.

For comparison purposes, results for the first quarter of 2009 and the fourth quarter of 2008 are presented on a non-GAAP basis and exclude merger expenses and certain other non-recurring items. Results for the first quarter of 2008 are presented on a pro forma non-GAAP basis that reflect the financial results of NASDAQ, OMX, and the Philadelphia Stock Exchange as if they were a combined company for the periods presented and exclude merger expenses, net gains from foreign currency contracts and certain other non-recurring items. A complete reconciliation of GAAP results to non-GAAP and to pro forma non-GAAP results is provided as an attachment.

For the first quarter of 2009, net income on a non-GAAP basis was $102 million, or $0.48 per diluted share, an increase of 10% when compared to pro forma non-GAAP net income of $93 million, or $0.44 per diluted share, for the first quarter of 2008, and a decrease of 7% when compared to non-GAAP net income of $110 million, or $0.52 per diluted share, for the fourth quarter of 2008.

Items excluded from first quarter 2009 non-GAAP results are:

•	$8 million in pre-tax merger-related expenses;

•	$4 million in pre-tax gains related to the early extinguishment of debt;

•	$3 million in pre-tax expenses primarily associated with workforce reductions; and

•	$2 million related to a loss on the sale of the Iceland Broker Services business.

“We are particularly proud of the results we delivered during the quarter,” commented Bob Greifeld, NASDAQ OMX’s Chief Executive Officer. “Despite a challenging environment we were able to achieve year-over-year profitability growth through the strength of our diversified business model and continued focus on operational efficiency. Our objective is to drive growth through investments in new opportunities and through innovation and technology advances in our core businesses.”

Recent Highlights

•

Reached new market share highs in the trading of U.S. equity options contracts. The combined market share of NASDAQ OMX PHLX and The NASDAQ Options Market averaged 20% during the first quarter of 2009, up from 15% in the first quarter of 2008. Total volume traded on these markets grew 26% in the first quarter of 2009 when compared to the same period last year.

•

Launched NASDAQ Basic, a data product that provides customers essential real-time quote and trading information for all U.S. exchange-listed securities in a flexible manner that can significantly lower data costs. NASDAQ Basic, which can be used as a low cost alternative to Level 1, is based on trading on The NASDAQ Stock Market, the most liquid market for U.S.-listed equity securities. Global Data Products also launched Pathfinders, an innovative analytical product unique to NASDAQ OMX that tracks and provides indications of collective trading behavior by leading market participants in liquid U.S. equities.

•

Expanded the trade offering of NASDAQ OMX Nordic to include equities listed in Norway. This new offering is designed to provide lower trading costs and other benefits for customers seeking to trade all Nordic equities on one platform.

•

Captured a total of 20 new listings during the first quarter of 2009, including 16 on The NASDAQ Stock Market and four on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic. Included in new listings are four companies that switched their listing to NASDAQ from NYSE Euronext.

•

Announced that NASDAQ OMX is expanding its popular suite of listed company services through a partnership with Rivel Research Group, a leading investment research group. NASDAQ OMX and Rivel plan to launch Waypoint, a product designed to give companies immediate and cumulative perception on investment community sentiment.

•

Announced that TOCOM, Japan’s largest commodity futures exchange, is the first Japanese customer to go live with a new trading system from NASDAQ OMX. With more than 80 percent market share, TOCOM lists futures and options contracts for a wide range of commodities including metals, oil and rubber.

“The ability to grow operating margins in a difficult market speaks to our strength as proven integrators,” said David Warren, NASDAQ OMX’s Chief Financial Officer. “Due to our strong performance we were able to generate the cash flow necessary to reduce our debt obligations while investing in new initiatives to drive future growth. Looking forward, we are reducing our full year 2009 total operating expense guidance to be in the range of $830.0 million to $850.0 million, including approximately $30.0 million in merger-related costs.”

Financial Review

Revenues

Revenues less liquidity rebates, brokerage, clearance and exchange fees (“net exchange revenues”) were $369 million for the first quarter of 2009, a decrease of $50 million, or 12%, from first quarter 2008 results, and a decrease of $34 million, or 8%, from fourth quarter 2008 results.

Market Services

Market Services net exchange revenues decreased to $258 million, down 13% from the prior year quarter, and down 8% from the fourth quarter of 2008.

Transaction Services

Net exchange revenues from Transaction Services were $167 million for the first quarter of 2009, a decrease of $27 million, or 14%, when compared to the first quarter of 2008, and a decrease of $13 million, or 7%, from the fourth quarter of 2008.

The NASDAQ OMX Group, Inc.	2

•	Cash Equity Trading net exchange revenues were $80 million for the first quarter of 2009, down $26 million from the prior year quarter and down $14 million from the fourth quarter of 2008.

•

Net U.S. cash equity trading revenues decreased when compared to the prior year quarter due primarily to a decline in the average net fee per share matched on NASDAQ’s trading system. The decline in net exchange revenues when compared to the fourth quarter of 2008 is due primarily to a decline in the number of shares matched by NASDAQ.

•

European cash equity trading revenues declined when compared to the prior year quarter and from the fourth quarter of 2008 due to a decline in value traded and fewer trades executed on the market. Value traded in the first quarter of 2009 was €135 billion, down 54% and 21% from the first quarter of 2008 and the fourth quarter of 2008, respectively. During the quarter, trade volume declined 9% from the prior year quarter and 14% from the fourth quarter of 2008. Also contributing to the decline in European cash equity trading revenues when compared to the first quarter of 2008 are changes in the exchange rates of various currencies as compared to the U.S. dollar.

•

Included in U.S. cash equity trading revenues in the first quarter of 2009 are $25 million in SEC Section 31 fees, compared with $91 million in the first quarter of 2008 and $37 million in the fourth quarter of 2008. Corresponding cost of revenues, reflecting the reimbursement of these fees to the SEC, is included in brokerage, clearance and exchange fees.

•

Derivative trading net exchange revenues were $55 million for the first quarter of 2009, a decrease of $2 million from the prior year quarter but an increase of $1 million when compared to the fourth quarter of 2008.

•

The decrease when compared to the prior year quarter is primarily due to lower Nordic derivative trading volumes, which were down 34% from the first quarter of 2008. Also contributing to the decline in European derivative trading revenues from the year-ago period are changes in the exchange rates of various currencies as compared to the U.S. dollar. Partially offsetting these declines is the inclusion of NASDAQ OMX Commodities revenues following the October 21, 2008 closing of NASDAQ OMX’s acquisition of Nord Pool ASA’s clearing, international derivatives and consulting subsidiaries.

•

The increase in revenues when compared to the fourth quarter of 2008 is primarily due to the inclusion of NASDAQ OMX Commodities revenues noted above. Partially offsetting this increase are lower revenues due to a 13% decline in Nordic derivative trading volumes.

Market Data

Market Data revenues were $81 million for the first quarter of 2009, down $3 million, or 4%, when compared to the first quarter of 2008 and down $4 million, or 5% from the fourth quarter of 2008.

•	Net U.S. Tape Plans revenues were $34 million in the first quarter of 2009, down $1 million when compared to the prior year quarter and down $3 million from the fourth quarter of 2008.

•

U.S. Tape Plans revenues reflect revenues generated by members of joint industry plans that distribute the national best bid and offer and last sale information for U.S. equities. Plan members, such as The NASDAQ Stock Market, share revenue collected from disseminating this information. The distribution of revenue to each plan member is determined using a formula, required by Regulation NMS, that calculates each participant’s share of trading and quoting activity.

The NASDAQ OMX Group, Inc.	3

•

The decline in U.S. Tape Plans revenues, net of revenue sharing plans, in the first quarter of 2009 when compared to the first quarter of 2008 is primarily due to the decline in NASDAQ’s trading and quoting market share of NASDAQ-listed securities and a reduction in the size of shareable tape plan revenue pools. The decline in revenue in the first quarter of 2009 when compared to the fourth quarter of 2008 is primarily due to reductions in NASDAQ’s share of trading and quoting activity in U.S. equities and a reduction in the size of shareable tape plan revenue pools.

•

U.S. market data products revenues were $28 million in the first quarter of 2009, an increase of $3 million when compared to the year ago quarter, and up $1 million when compared to the fourth quarter of 2008. U.S. market data products revenues reflect revenues generated from the sale of NASDAQ OMX proprietary data products. Revenue growth when compared to prior periods is driven primarily by the introduction of new products such as NASDAQ Last Sale and the NASDAQ Global Index Data Service, as well as growth of other proprietary data products.

•

European market data products revenues were $19 million in the first quarter of 2009, a decrease of $5 million when compared to the prior year quarter and $2 million when compared to the fourth quarter of 2008. The decrease when compared to the first quarter of 2008 is primarily due to changes in the exchange rate of the Euro as compared to the U.S. dollar and to declines in subscriber populations. Declines in revenue when compared to the fourth quarter of 2008 are due primarily to declines in subscriber populations.

Issuer Services

During the first quarter of 2009, Issuer Services revenues declined $10 million, or 11%, to $79 million from the first quarter of 2008 and declined $6 million, or 7%, from the prior quarter.

Global Listing Services

Global Listing Services revenues were $70 million for the first quarter of 2009, down $8 million when compared to the first quarter of 2008 and down $5 million from the fourth quarter of 2008. Decreases in revenues from prior periods are due primarily to lower U.S. annual renewal fees resulting from fewer listed companies, and to lower market capitalization values for European listed equities, which in turn result in lower European listing fees. Also contributing to the decline in revenues from the first quarter of 2008 are changes in the exchange rates of various currencies as compared to the U.S. dollar. Contributing to the decline in revenues when compared to the fourth quarter of 2008 are seasonally lower corporate services revenues.

Global Index Group

Global Index Group revenues were $9 million for the first quarter of 2009, down $2 million when compared to the first quarter of 2008 and $1 million when compared to the fourth quarter of 2008. Driving the decline in revenues are lower license fees associated with NASDAQ OMX-licensed products, including lower volumes and declines in assets under management in ETFs and structured products.

The NASDAQ OMX Group, Inc.	4

Market Technology

Market Technology revenues were $29 million for the first quarter of 2009, down $4 million, or 12%, when compared to the first quarter of 2008, and down $6 million, or 17%, when compared to the fourth quarter of 2008. The revenue decline when compared to the prior year quarter is primarily due to changes in exchange rates of various currencies as compared to the U.S. dollar. Also contributing to the decline is the loss of contract revenues following NASDAQ OMX’s acquisition of Nord Pool ASA’s clearing, international derivatives and consulting subsidiaries, noted above. Nord Pool ASA was previously a customer of NASDAQ OMX Market Technology. The decline in revenues when compared to the fourth quarter of 2008 is primarily due to seasonally higher revenues for the prior period, the partial loss of contract revenues from the Nord Pool ASA transaction noted above, and to changes in exchange rates of various currencies as compared to the U.S. dollar.

Operating Expenses

Total operating expenses decreased $55 million, or 22%, to $194 million from $249 million in the prior year quarter and $19 million, or 9%, from $213 million in the fourth quarter of 2008. The decrease in expenses was realized through a reduction in compensation expense, lower depreciation expense, reduced expenses for computer operations and data transmission, and lower general, administrative and other expense. The decline in expenses is driven by successful integration efforts associated with NASDAQ’s business combination with OMX and the acquisition of the Philadelphia Stock Exchange.

Net Interest Expense

Net interest expense was $22 million for the first quarter of 2009, compared with $29 million for the first quarter of 2008 and $28 million for the fourth quarter of 2008. The decline in net interest expense when compared to the prior periods is primarily due to lower interest rates on outstanding debt obligations.

Earnings Per Share

On a non-GAAP basis, first quarter 2009 earnings per diluted share were $0.48 as compared to pro forma non-GAAP earnings per diluted share of $0.44 in the prior year quarter, and non-GAAP earnings per diluted share of $0.52 in the fourth quarter of 2008. NASDAQ OMX’s weighted average shares outstanding used to calculate diluted earnings per share were 214.3 million in the first quarter of 2009 versus 214.1 million for both the year-ago quarter and the fourth quarter of 2008.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,800 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com.

The NASDAQ OMX Group, Inc.	5

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP and pro forma non-GAAP results of operations, including net income, diluted earnings per share, and operating expenses that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to pro forma non-GAAP information provided at the end of this release. Management believes that this non-GAAP and pro forma non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP and pro forma non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, (iii) statements about our integrations of OMX, the Philadelphia Stock Exchange and certain subsidiaries of Nord Pool, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts Media Relations:		Contact Investor Relations:

Bethany Sherman	+1.212.401.8714	Vincent Palmiere +1.212.401.8742

Anna Rasin	+46(8)405.6612

(tables follow)

(income statement)

(revenue statement)

(balance sheet)

(pro forma income statement)

(pro forma revenue statement )

(GAAP reconciliation table)

The NASDAQ OMX Group, Inc.	6

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Revenues
Market Services revenues	$784	$901	$722
Cost of revenues:
Liquidity rebates	(455)	(528)	(385)
Brokerage, clearance and exchange fees	(71)	(94)	(151)

Total cost of revenues	(526)	(622)	(536)

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	258	279	186

Issuer Services revenues	79	85	77
Market Technology revenues	29	35	13
Other revenues	3	4	2

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	369	403	278

Operating Expenses
Compensation and benefits	97	106	73
Marketing and advertising	2	6	2
Depreciation and amortization	24	27	16
Professional and contract services	18	19	14
Computer operations and data communications	15	13	8
Occupancy	17	17	12
Regulatory	9	7	8
Merger expenses	8	10	1
General, administrative and other	13	18	11

Total operating expenses	203	223	145

Operating income	166	180	133

Interest income	5	7	10
Interest expense	(27)	(35)	(10)
Dividend and investment income	—	3	—
Income (loss) from unconsolidated investees, net	(2)	—	27
Gain (loss) on foreign currency contracts	—	(47)	35
Asset impairment charge	—	(35)	—

Income before income taxes	142	73	195
Income tax provision	48	38	74

Net income	$94	$35	$121

Net (income) expense attributable to noncontrolling interests	—	—	—

Net income attributable to NASDAQ OMX	$94	$35	$121

Basic and diluted earnings per share:
Basic	$0.47	$0.17	$0.75

Diluted	$0.44	$0.17	$0.69

Weighted-average common shares outstanding for earnings per share:
Basic	202	201	161
Diluted	214	214	176

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$563	$675	$598
Cost of revenues:
Liquidity rebates	(438)	(516)	(385)
Brokerage, clearance and exchange fees	(70)	(93)	(151)

Total U.S. cash equity cost of revenues	(508)	(609)	(536)

Net U.S. cash equity trading revenues	55	66	62
European cash equity trading	25	28	13

Total cash equity trading revenues	80	94	75

Derivative Trading Revenues:
U.S. derivative trading	52	48	—
Cost of revenues:
Liquidity rebates	(17)	(12)	—
Brokerage, clearance and exchange fees	(1)	(1)	—

Total U.S. derivative cost of revenues	(18)	(13)	—

Net U.S. derivative trading revenues	34	35	—
European derivative trading	21	19	8

Total derivative trading revenues	55	54	8

Access Services Revenues	32	32	24

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	167	180	107

Market Data
Net U.S. tape plans	34	37	35
U.S. market data products	28	27	25
European market data products	19	21	9

Total Market Data revenues	81	85	69

Broker Services	8	11	7

Other Market Services	2	3	3

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	258	279	186

ISSUER SERVICES
Global Listing Services:
Annual renewal fees	29	31	31
Listing of additional shares fees	10	10	10
Initial listing fees	5	5	6

Total U.S. listing fees	44	46	47
European listing fees	11	12	5
Corporate services	15	17	14

Total Global Listing Services	70	75	66

Global Index Group	9	10	11

Total Issuer Services revenues	79	85	77

MARKET TECHNOLOGY
License, support and project revenues	21	22	9
Facility management services	6	9	3
Other revenues	2	4	1

Total Market Technology revenues	29	35	13

Other	3	4	2

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$369	$403	$278

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	Mar. 31, 2009	Dec. 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$333	$374
Restricted cash	139	141
Financial investments, at fair value	224	227
Receivables, net	355	339
Deferred tax assets	33	27
Market value, outstanding derivative positions	4,048	4,122
Other current assets	170	198

Total current assets	5,302	5,428
Non-current restricted cash	50	50
Property and equipment, net	165	183
Non-current deferred tax assets	720	659
Goodwill	4,381	4,492
Intangible assets, net	1,536	1,583
Other assets	299	357

Total assets	$12,453	$12,752

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$242	$242
Section 31 fees payable to SEC	24	49
Accrued personnel costs	83	157
Deferred revenue	189	98
Other accrued liabilities	129	165
Deferred tax liabilities	20	19
Market value, outstanding derivative positions	4,048	4,122
Current portion of debt obligations	225	225

Total current liabilities	4,960	5,077
Debt obligations	2,229	2,299
Non-current deferred tax liabilities	675	696
Non-current deferred revenue	157	155
Other liabilities	175	222

Total liabilities	8,196	8,449

Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Preferred stock	—	—
Additional paid-in capital	3,578	3,569
Common stock in treasury, at cost	(11)	(10)
Accumulated other comprehensive loss	(766)	(619)
Retained earnings	1,438	1,344

Total NASDAQ OMX stockholders’ equity	4,241	4,286

Noncontrolling interests	16	17
Total equity	4,257	4,303

Total liabilities and equity	$12,453	$12,752

The NASDAQ OMX Group, Inc.

Pro Forma Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31, (1) 2009	Dec 31, (1) 2008	Mar 31, 2008
Revenues
Market Services	$784	$901	$835
Cost of revenues:
Liquidity rebates	(455)	(528)	(388)
Brokerage, clearance and exchange fees	(71)	(94)	(152)

Total cost of revenues	(526)	(622)	(540)

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	258	279	295

Issuer Services revenues	79	85	90
Market Technology revenues	29	35	32
Other revenues	3	4	2

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	369	403	419

Expenses
Compensation and benefits	97	106	122
Marketing and advertising	2	6	4
Depreciation and amortization	24	27	31
Professional and contract services	18	19	26
Computer operations and data communications	15	13	19
Occupancy	17	17	19
Regulatory	9	7	7
Merger expenses	8	10	1
General, administrative and other	13	18	21

Total operating expenses	203	223	250

Operating income	166	180	169

Interest income	5	7	5
Interest expense	(27)	(35)	(34)
Dividend and investment income	—	3	2
Income (loss) from unconsolidated investees, net	(2)	—	—
Gain (loss) on foreign currency contracts	—	(47)	35
Asset impairment charge	—	(35)	—

Income before income taxes	142	73	177
Income tax provision	48	38	63

Net income	$94	$35	$114

Net (income) expense attributable to noncontrolling interests	—	—	—

Net income attributable to NASDAQ OMX	$94	$35	$114

Basic and diluted earnings per share:
Basic	$0.47	$0.17	$0.57

Diluted	$0.44	$0.17	$0.54

Weighted-average common shares outstanding for earnings per share:
Basic	202	201	199
Diluted	214	214	214

(1)	March 31, 2009 and December 31, 2008 quarter results do not include pro forma adjustments as all recent material acquisitions were included in the full quarter results.

The NASDAQ OMX Group, Inc.

Pro Forma Quarterly Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	Mar. 31, (1) 2009	Dec. 31, (1) 2008	Mar. 31, 2008
MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$563	$675	$599
Cost of revenues:
Liquidity rebates	(438)	(516)	(385)
Brokerage, clearance and exchange fees	(70)	(93)	(152)

Total U.S. cash equity cost of revenues	(508)	(609)	(537)

Net U.S. cash equity trading revenues	55	66	62
European cash equity trading	25	28	44

Total cash equity trading revenues	80	94	106

Derivative Trading Revenues:
U.S. derivative trading	52	48	36
Cost of revenues:
Liquidity rebates	(17)	(12)	(3)
Brokerage, clearance and exchange fees	(1)	(1)	—

Total U.S. derivative cost of revenues	(18)	(13)	(3)

Net U.S. derivative trading revenues	34	35	33
European derivative trading	21	19	24

Total derivative trading revenues	55	54	57

Access Services Revenues	32	32	31

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	167	180	194

Market Data
Net U.S. tape plans	34	37	35
U.S. market data products	28	27	25
European market data products	19	21	24

Total Market Data revenues	81	85	84

Broker Services	8	11	17

Other Market Services	2	3	—

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	258	279	295

ISSUER SERVICES
Global Listing Services:
Annual renewal fees	29	31	31
Listing of additional shares fees	10	10	10
Initial listing fees	5	5	6

Total U.S. listing fees	44	46	47
European listing fees	11	12	16
Corporate services	15	17	15

Total Global Listing Services	70	75	78

Global Index Group	9	10	11

Total Issuer Services revenues	79	85	89

MARKET TECHNOLOGY
License, support and project revenues	21	22	26
Facility management services	6	9	5
Other revenues	2	4	2

Total Market Technology revenues	29	35	33

Other	3	4	2

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$369	$403	$419

(1)	March 31, 2009 and December 31, 2008 quarter results do not include pro forma adjustments as all recent material acquisitions were included in the full quarter results.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP to Pro Forma Non-GAAP Earnings and

Reconciliation of GAAP to Pro Forma Non-GAAP Operating Expenses

(in millions, except per share amounts)

	Three Months Ended
	Mar. 31, (1) 2009	Dec. 31, (1) 2008	Mar. 31, 2008
GAAP Net Income:	$94	$35	$121
Pro Forma Adjustments:
OMX results	—	—	23
PHLX results	—	—	4
Amortization of intangibles	—	—	(2)
Interest expense, net adjustments	—	—	(15)
Gain from unconsolidated investees, net	—	—	(17)

Total Adjustments	—	—	(7)

Pro Forma Net Income	$94	$35	$114

Other Adjustments:
Gain on debt extinguishment	(2)	—	—
Loss on sale of Iceland Broker Services business	2	—	—
Workforce reductions	2	—	—
Merger expenses	6	6	1
Asset impairment charge	—	35	—
(Gain) loss on foreign currency contracts	—	34	(22)

Total Adjustments	8	75	(21)

Pro Forma Non-GAAP Net Income	$102	$110	$93

GAAP Earnings per Common Share:
Diluted Earnings per Common Share	$0.44	$0.17	$0.69
Pro Forma Adjustments:
Total Adj. from GAAP Net Income Above:	—	—	(0.15)

Pro Forma Diluted Earnings per Common Share	0.44	0.17	0.54

Total Adj. from Pro Forma Net Income Above:	0.04	0.35	(0.10)

Pro Forma Non-GAAP Diluted Earnings per Common Share	$0.48	$0.52	$0.44

	Three Months Ended
	Mar. 31, (1) 2009	Dec. 31, (1) 2008	Mar. 31, 2008
GAAP Operating Expenses:	$203	$223	$145
Pro Forma Adjustments:
OMX operating expenses	—	—	70
PHLX operating expenses	—	—	31
Amortization of intangibles	—	—	4

Total Adjustments	—	—	105

Pro Forma Operating Expenses	$203	$223	$250

Other Adjustments:
Gain on debt extinguishment	4	—	—
Loss on sale of Iceland Broker Services business	(2)	—	—
Workforce reductions	(3)	—	—
Merger expenses	(8)	(10)	(1)

Total Adjustments	(9)	(10)	(1)

Pro Forma Non-GAAP Operating Expenses	$194	$213	$249

(1)	March 31, 2009 and December 31, 2008 quarter results do not include pro forma adjustments as all recent material acquisitions were included in the full quarter results.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP to Pro Forma Non-GAAP Operating Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31, (1) 2009	Dec. 31, (1) 2008	Mar. 31, 2008
GAAP Operating Income:	$166	$180	$133
Pro Forma Adjustments:
OMX operating income	—	—	33
PHLX operating income	—	—	7
Amortization of intangibles	—	—	(4)

Total Adjustments	—	—	36

Pro Forma Operating Income	$166	$180	$169

Other Adjustments:
Gain on debt extinguishment	(4)	—	—
Loss on sale of Iceland Broker Services business	2	—	—
Workforce reductions	3	—	—
Merger expenses	8	10	1

Total Adjustments	9	10	1

Pro Forma Non-GAAP Operating Income	$175	$190	$170

Pro Forma total revenues less liquidity rebates, brokerage, clearance and exchange fees	369	403	419

Pro Forma Non-GAAP Operating Margin (2)	47%	47%	41%

(1)	March 31, 2009 and December 31, 2008 quarter results do not include pro forma adjustments as all recent material acquisitions were included in the full quarter results.
(2)	Pro Forma Non-GAAP Operating Margin equals Pro Forma Non-GAAP Operating Income divided by Pro Forma total revenues less liquidity rebates, brokerage, clearance, and exchange fees.